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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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
                                                            JURISDICTION OF
NAME                                                        INCORPORATION
----                                                       ----------------
MDU Communications Inc.                                     British Columbia

MDU Communications (USA) Inc.                               Washington
